UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

Effective June 14, 2013, Gulfport Energy Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Mike Liddell. Mr Liddell formerly served as the Chairman of the Company’s board of directors. He did not stand for re-election as a director of the Company at the Company’s 2013 Annual Meeting of Stockholders held on June 13, 2013 (the “Annual Meeting”) and, effective as of that date, resigned as the Chairman of the Board of the Company. Pursuant to the Consulting Agreement, Mr. Liddell will serve as a special advisor to the Company’s board of directors and will provide advice and strategic assistance to the Company’s board of directors and management.

The term of the Consulting Agreement began effective as of June 14, 2013 and continues until June 14, 2015, unless sooner terminated in accordance with the terms of the agreement. The Consulting Agreement will automatically extend for successive extension periods of 30 days, unless either party gives notice of its desire not to extend no later than 30 days before any such expiration date. Either party may terminate the Consulting Agreement upon 15 days’ prior written notice to the other party. In addition, the Company may terminate the Consulting Agreement immediately if Mr. Liddell refuses to or is unable to perform or is in breach of a material provision, and Mr. Liddell may terminate the Consulting Agreement immediately if the Company defaults in payment of any amount due, subject to a five-day cure period. If the Consulting Agreement is terminated by the Company prior to June 14, 2015 other than for certain specified events as set forth in the Consulting Agreement, any unvested equity awards outstanding immediately prior to such termination will become fully vested and exercisable.

The Company will pay Mr. Liddell a monthly fee of $65,000 per month for his services pursuant to the terms of the Consulting Agreement. Mr. Liddell will continue to be eligible for future equity awards under the Company’s stock incentive plan, and, if Mr. Liddell is continuing to provide services under the Consulting Agreement, any prior equity awards issued to Mr. Liddell while he was an employee of the Company will continue to vest in accordance with their existing terms. The Company will also reimburse Mr. Liddell for reasonable expenses incurred in connection with performing the services under the Consulting Agreement or, alternatively, may provide certain office services in-kind to Mr. Liddell in lieu of reimbursement. Mr. Liddell will not be eligible for any health or other benefits offered by the Company to its employees. If requested by Mr. Liddell, the Company will provide office space to Mr. Liddell for a fee based on then current market rates.

Pursuant to the terms of the Consulting Agreement, Mr. Liddell is subject to certain covenants, including covenants regarding ownership of inventions, confidentiality and non-solicitation. In addition, the Consulting Agreement requires Mr. Liddell to periodically provide certain information to the Company regarding outside business activities, related party entities and transactions, and potential conflicts of interest. Both Mr. Liddell and the Company will also be subject to certain other covenants, including indemnification and non-disparagement.

The preceding summary of the Consulting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mike Liddell did not stand for re-election as a director of the Company at the Annual Meeting and, effective as of that date, resigned as the Chairman of the Board of the Company. See Item 1.01 above.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2013, the Company held the Annual Meeting at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013, and adjourned the Annual Meeting with respect to Proposal 2. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

Proposal 1

Donald L. Dillingham, Craig Groeschel, David L. Houston, James D. Palm and Scott E. Streller were elected to continue to serve as the Company’s directors until the 2014 Annual Meeting of Stockholders and until their respective successors are elected. Mike Liddell, the former Chairman of the Board of the Company, did not stand for re-election as a director of the Company at the Annual Meeting. The results of the vote on Proposal 1 were as follows:

Name of Nominee	For	Withheld	Non-Votes
Donald L. Dillingham	68,349,480	581,559	3,972,901
Craig Groeschel	68,350,124	580,915	3,972,901
David L. Houston	65,697,849	3,233,190	3,972,901
James D. Palm	67,013,640	1,917,399	3,972,901
Scott E. Streller	59,754,985	9,176,054	3,972,901

Proposal 2

The Company has determined to revise Proposal 2 to provide for an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100 million to 200 million, rather than 250 million, as was initially contemplated. Due to the foregoing, the Annual Meeting was adjourned with respect to Proposal 2 to solicit stockholders’ votes on the revised Proposal 2. The Annual Meeting will reconvene on July 18, 2013 at 10 a.m. at the Company’s corporate offices located at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma for the purpose of holding a stockholder vote on the revised Proposal 2. The charter amendment to increase the authorized shares of common stock requires the affirmative “FOR” vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions will have the same effect as negative votes in determining whether this proposal was approved by the stockholders. Broker non-votes will not be counted for voting purposes and will have no effect on the result of the vote on this proposal.

Proposal 3

The proposal to approve the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan was approved. The results of the vote on Proposal 3 were as follows:

For	Against	Abstain	Non-Votes
65,607,477	3,264,481	59,081	3,972,901

Proposal 4

The stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote on Proposal 4 were as follows:

For	Against	Abstain	Non-Votes
43,783,988	25,080,317	66,734	3,972,901

Proposal 5

The appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013 was ratified. The results of the vote on Proposal 5 were as follows:

For	Against	Abstain	Non-Votes
71,187,836	1,648,692	67,412	0

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Consulting Agreement, effective as of June 14, 2013, by and between the Company and Mike Liddell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: June 19, 2013	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1	Consulting Agreement, effective as of June 14, 2013, by and between the Company and Mike Liddell.